UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

MAVENIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Place, Suite 200

Richardson, Texas 75081

(Address of principal executive offices, including zip code)

(469) 916-4393

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2014, Mavenir Systems, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Silicon Valley Bank (“SVB”). The Amended and Restated Loan Agreement refinances the Company’s previous $22.5 million senior loan facility, which bore interest at a floating rate of 1% above the U.S. prime rate subject to a minimum interest rate of 4.25%, and its previous $10.0 subordinated loan facility with SVB, which bore interest at an 11% annual rate and modifies the financial covenants associated therewith.

The Amended and Restated Loan Agreement provides for a $25 million secured term loan, a $15 million secured revolving line of credit and a $5 million secured line for letters of credit, foreign exchange and cash management services. Each loan is secured by substantially all of the assets of the Company and its subsidiaries, including intellectual property. Upon entry into the Amended and Restated Loan Agreement, the Company was required to pay aggregate commitment fees of $162,500.

Term Loan. The $25 million term loan has a maturity date of March 1, 2019. The term loan initially bears interest at a floating rate of 2.75% above the U.S. prime rate. After the achievement of the one of the two performance triggers described in the following sentence, the interest rate will be reduced to 2.25% above the U.S. prime rate; after the achievement of the second performance trigger the interest rate will be further reduced to 1.75% above the U.S. prime rate. The performance triggers are the following: (i) the Company’s achievement, on a consolidated basis, of positive EBITDA (as defined in the loan agreement) for two consecutive fiscal quarters, and (ii) the completion of an equity offering resulting in net proceeds to the Company of at least $50 million.

The term loan provides for monthly payments of interest only, until April 1, 2015; thereafter the Company is required to repay the outstanding principal amount in 48 monthly installments. During the first year, the Company may prepay all but not less than all of the outstanding principal balance on the term loan at any time. If the prepayment occurs on or prior to the first anniversary (March 6, 2015) and at the Company’s election or at SVB’s election due to the occurrence and continuance of an event of default, the Company will be required to pay, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to one percent (1.00%) of the principal balance, or $250,000. After the first year, the Company can prepay all or any portion of the term loan without any prepayment penalty.

Revolving Credit Line. Under the revolving credit line, the Company may draw up to 80% of eligible domestic trade receivables, 70% of eligible foreign trade receivables and 35% of eligible accrued but unbilled accounts up to a maximum of $15.0 million. The revolving credit line has a three-year term and bears interest at a floating rate of 1% above the U.S. prime rate, subject to a minimum interest rate of 4.25%. The Company is also required to pay an unused facility fee, monthly in arrears, of 0.25% per annum of the unused amount of the revolving credit line. The revolving credit line may be prepaid at any time without penalty.

Financial and Other Covenants. The Amended and Restated Loan Agreement requires the Company to maintain compliance with the following financial covenants:

•	A minimum liquidity ratio— defined as the sum of the Company’s consolidated unrestricted cash and cash equivalents plus eligible net accounts receivable (as defined in the Amended and Restated Loan Agreement) divided by the amount of outstanding obligations to the lender — of 1.35, as measured at the end of each calendar month;

•	A minimum two-quarter rolling EBITDA as follows:

•	$(10.0) million for the quarter ending March 31, 2014;

•	$(7.5) million for the quarters ending June 30, 2014 and September 30, 2014;

•	$(5.0) million for the quarter ending December 31, 2014;

•	$(2.5) million for the quarter ending March 31, 2015;

•	$(1.25) million for the quarter ending June 30, 2015; and

•	$0 for each quarter thereafter.

EBITDA as defined in the Amended and Restated Loan Agreement is permitted to exclude non-cash stock compensation expense, non-cash foreign currency translation expense and other non-cash adjustments made in accordance with GAAP.

The Amended and Restated Loan Agreement contains certain restrictive covenants that limit the Company’s ability to, among other things, incur liens on the Company’s assets or incur additional debt, pay dividends, make investments or engage in acquisitions, and that prevent dissolution, liquidation, merger or a sale of the Company’s assets without the prior consent of SVB. The agreement also contains usual and customary events of default, the occurrence of which may result in all outstanding amounts under the loan agreement becoming due and payable immediately, and also imposes an interest penalty of an additional 5% above the otherwise applicable interest rate at any time when an event of default is continuing.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Loan Agreement which is attached as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

On March 5, 2014, the Company used a portion of the proceeds of its November 2013 initial public offering to repay all amounts outstanding under its $15 million subordinated loan agreement with Silver Lake Waterman Fund, and terminated the associated Loan and Security Agreement. The Silver Lake Waterman subordinated loan bore interest at 12% annually and was scheduled to mature on June 30, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On March 7, 2014, the Company filed a press release describing the Amended and Restated Loan Agreement. The press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including the related exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated March 6, 2014 by and among the Registrant, certain subsidiaries thereof and Silicon Valley Bank.

99.1	Press Release, dated March 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: March 7, 2014	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated March 6, 2014 by and among the Registrant, certain subsidiaries thereof and Silicon Valley Bank.

99.1	Press Release, dated March 7, 2014.